UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2007

CONSOLIDATED CAPTIAL PROPERTIES IV

 (Exact name of Registrant as specified in its charter)

            California

  0-11002

  94-2768742

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, a California limited partnership (the “Registrant”), owns Lake Forest Apartments (“Lake Forest”), a 312-unit apartment complex located in Omaha, Nebraska and a 100% interest in Apartment Associates, Ltd (“Associates”) which owns The Apartments (“Apartments”), a 204-unit apartment complex located in Omaha, Nebraska.  As previously reported, on December 4, 2006, the Registrant and Associates together with another partnership that owns a 126-unit apartment complex located in Omaha, Nebraska and is affiliated with the Registrant’s general partner, entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Northview Realty Group, Inc., a Canadian corporation (the “Purchaser”), to sell Lake Forest, Apartments and the 126-unit apartment complex (together the “Properties” and individually a “Property”) to the Purchaser for a total sales price of $29,100,000, of which $13,500,000 and $8,400,000 represents the portion of the sales price allocated to Lake Forest and Apartments, respectively.

On January 18, 2007 the Registrant, Associates and the Purchaser agreed to amend the Purchase Agreement (the “First Amended Purchase Agreement”).  The First Amended Purchase Agreement extends the feasibility period from January 18, 2007 to January 31, 2007.  The Purchaser delivered an additional deposit of $100,000 in conjunction with the extension of the feasibility period of which approximately $46,400 and $28,900 are allocated to the Registrant and Associates, respectively.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.126a

First Amendment to Purchase and Sale Contract between Consolidated Capital Properties IV, a California limited partnership, Apartment Associates, Ltd, a Texas limited partnership and the affiliated Selling Partnership, and Northview Realty Group, Inc., a Canadian corporation, dated January 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Capital Properties IV

(a California limited partnership)

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 24, 2007